EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Getty Images, Inc. on Form S-8 of our report dated March 31, 1999 on our audits of the consolidated financial statements and financial statement schedules of Getty Images, Inc. and subsidiaries and of its predecessor, Getty Communications Plc and subsidiaries, appearing in the Annual Report on Form 10K of Getty Images, Inc., filed with the Securities and Exchange Commission on March 31, 1999.



                                             PRICEWATERHOUSECOOPERS
                                             ----------------------------
                                             PricewaterhouseCoopers


London, England
August 4, 1999